Exhibit 107 Calculation of Filing Fee Tables Form S-3 (Form Type) NewLake Capital Partners, Inc. (Exact Name of Registrant as Specified in its Charter) (1) In accordance with Rule 415(a)(6) under the Securities Act, all 19,304,625 of the securities registered pursuant to this Registration Statement were previously registered pursuant to the registration statement on Form S-11 (File No. 333-259416), initially effective on September 23, 2021 (the “Prior Registration Statement”). Represents (i) 17,329,964 shares of common stock, (ii) 127,176 shares of common stock issuable upon the settlement of outstanding restricted stock units, (iii) 602,392 shares of common stock issuable upon the exercise of 602,392 warrants to purchase common stock (each exercisable for one share of common stock) at an exercise price of $24.00 per share, (iv) 791,790 shares of common stock, that may be issued pursuant to the exercise of an option (each exercisable for one share of common stock) at an exercise price of $24.00 per share and (v) 453,303 shares of common stock issuable upon the redemption of 453,303 limited partnership interests in our operating partnership, registered for resale by the selling stockholders named in this registration statement. Pursuant to Rule 415(a)(6), the registration fees in the amount of $ $63,075.00 previously paid at the time of the initial filing on Form S-11 will continue to be applied to the unsold securities. An additional fee of $109.04 is being paid in connection herewith. Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Registered Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Carry Forward Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward Newly Registered Securities Fees to Be Paid — — — — — — — — — — — — Fees Previously Paid — — — — — — — — — — — — Carry Forward Securities Carry Forward Securities Equity Common stock, par value $0.01 per share 415(a)(6) 19,304,625 (1) $30.00 $579,138,750 0.0001091 S-11 333- 259416 09-23- 2021 $63,075.00 Total Offering Amounts $ 63,184.04 Total Fees Previously Paid $63,075.00 Total Fee Offsets $- Net Fee Due $ 109.04